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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change of its method of accounting for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on October 1, 2003), appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

December 16, 2004
New York, New York